On March 21, 2024, Clever Leaves Holdings, Inc. (the “Company”) and NS US Holdings, Inc., which is a wholly owned subsidiary of the Company, entered into a Stock Purchase Agreement with KAC Investments LLC, pursuant to which the Company sold its non-cannabinoid business segment (the “Sale Transaction”), which is comprised of the Company’s wholly owned subsidiary Herbal Brands, Inc.

The following unaudited pro forma condensed consolidated financial statements of the Company have been derived from the Company’s historical consolidated financial statements and have been adjusted to give effect to the Sale Transaction. The unaudited pro forma condensed consolidated statements of operations, which have been prepared for the nine months ended September 30, 2023 and the year ended December 31, 2022, give effect to the Sale Transaction as if it had occurred on January 1, 2022. The unaudited pro forma condensed consolidated balance sheet has been prepared as of September 30, 2023 and gives effect to the Sale Transaction as if it had occurred on that date.

The unaudited pro forma condensed consolidated financial statements are presented for informational purposes only and do not purport to be indicative of the financial position or results of operations of the Company had the Sale Transaction been completed as of the beginning of the earliest period presented, nor indicative of future results of operations or future financial position of the Company. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the Company’s historical consolidated financial statements and accompanying notes included in its Annual Report on Form 10-K for the year ended December 31, 2022 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2023.

The unaudited pro forma condensed consolidated financial statements reflect management’s best estimates based on currently available information.

CLEVER LEAVES HOLDINGS INC.
Unaudited Pro Forma Condensed Consolidated Statements of Financial Position
As of September 30, 2023
(Amounts in thousands of U.S. Dollars, except share and per share data)

	Historical	Pro Forma Adjustments		Pro forma

Assets
Current:
Cash and cash equivalents	$ 6,472	5,881	(a)	12,353
Restricted cash	66	—		66
Accounts receivable, net	1,746	(567)	(b)	1,179
Prepaids, deposits and other receivables	1,941	145	(c)	2,086
Inventories, net	7,709	(920)	(b)	6,789
Total current assets	17,934	4,539		22,473

Investment – Cansativa	1,896	—		1,896
Property, plant and equipment, net	12,752	(89)	(b)	12,663
Note receivable		1,000	(d)	1,000
Assets held for sale - Land	1500	—		1,500
Intangible assets, net	2,821	(2,821)	(b)	—
Operating lease right-of-use assets, net	820	(307)	(b)	513
Other non-current assets	54	(45)	(b)	9
Total Assets	$ 37,777	$ 2,277		$ 40,054

Liabilities
Current:
Accounts payable	$ 2,088	(293)	(b)	$ 1,795
Accrued expenses and other current liabilities	3,225	(489)	(b)	2,736
Loans and borrowings, current portion	477	—		477
Warrant liability	108	—		108
Operating lease liabilities, current portion	512	(338)	(b)	174
Deferred revenue, current portion	437	—		437
Total current liabilities	6,847	(1,121)		5,726
Loans and borrowing — long-term	859	—		859
Operating lease liabilities — long-term	366	—		366
Other long-term liabilities	16	—		16
Total Liabilities	$ 8,088	(1,121)		$ 6,967

Shareholders’ equity
Additional paid-in capital	223,407	—		223,407
Accumulated deficit	(193,718)	3,398	(e)	(190,320)
Total shareholders' equity	29,689	3,398		33,087
Total liabilities and shareholders' equity	$ 37,777	$ 2,277		$ 40,054

CLEVER LEAVES HOLDINGS INC.
Unaudited Pro Forma Condensed Consolidated Statements of Operations
For the Nine Months Ended September 30, 2023
(Amounts in thousands of U.S. Dollars, except share and per share data)

	Historical	Pro Forma Adjustments		Pro Forma
Revenue	$ 12,779	8,242	(f)	$ 4,537
Cost of sales	(5,877)	(2,516)	(f)	(3,361)
Gross profit	6,902	(5,726)		1,176

Expenses
General and administrative	14,327	3,425	(g)	10,902
Sales and marketing	1,600	623	(g)	977
Research and development	907	84	(h)	823
Restructuring expenses	—	—		—
Depreciation and amortization	750	606	(i)	144
Total expenses	17,584	4,738		12,846

Loss (Income) from operations	(10,682)	988		(11,670)

Other Expense (Income), net
Interest and amortization of debt issuance cost	23	22	(j)	1
(Gain) loss on remeasurement of warrant liability	(5)	—		(5)
Investment Impairment	3,705	—		3,705
Foreign exchange loss	297	—		297
Other expense (income), net	(19)	—		(19)
Total other (income) expenses, net	4,001	22		3,979
Loss before income taxes and equity investment loss	$(14,683)	966		$(15,649)
Loss from continuing operations	$(14,683)	$ 966		$(15,649)
Income from discontinued operations	$1,869	$0		$1,869
Net loss (income)	$(12,814)	966		$(13,780)
Net loss per share - basic and diluted	$(8.47)	0.64		$(9.10)
Basic and diluted from continuing operations	$(9.70)	0.64		$(10.34)
Basic and diluted from discontinued operations	1.23	—		1.23
Weighted-average common shares outstanding	1,513,575	1,513,575		1,513,575

CLEVER LEAVES HOLDINGS INC.
Unaudited Pro Forma Consolidated Statements of Operations
For the Year Ended December 31, 2022
(Amounts in thousands of U.S. Dollars, except share and per share data)

	Historical	Pro Forma Adjustments		Pro Forma
Revenue	$ 16,410	11,480	(f)	$ 4,930
Cost of sales	(9,193)	(4,039)	(f)	(5,154)
Gross profit	7,217	7,441		(224)
Expenses
General and administrative	23,830	4,926	(g)	18,904
Sales and marketing	1,897	1,060	(g)	837
Research and development	1,719	91	(h)	1,628
Restructuring expenses	6,449	—		6,449
Intangible Asset Impairment	19,000	—		19,000
Depreciation and amortization	1,241	861	(i)	380
Total expenses	54,136	6,938		47,198

Loss (Income) from operations	(46,919)	503		(47,422)

Other Expense (Income), net
Interest and amortization of debt issuance cost	2,672	249	(j)	2,423
(Gain) loss on remeasurement of warrant liability	(2,092)	—		(2,092)
Loss (Gain) on investment	(6,851)	—		(6,851)
Loss on debt extinguishment, net	2,263	—		2,263
Foreign exchange loss	963	—		963
Other expense (income), net	220	—		220
Total other (income) expenses, net	(2,825)	249		(3,074)
Loss before income taxes and equity investment loss	$ (44,094)	254		$ (44,348)
Deferred income tax recovery	(6,650)	—		(6,650)
Current income tax expense	296	—		296
Equity investment share of loss	64	—		64
Loss from continuing operations	$ (37,804)	254		$ (38,058)
Income from discontinued operations	(28,361)	$0		(28,361)
Net loss	$ (66,165)	966		$ (67,131)
Net loss per share - basic and diluted	$ (51.70)	0.20		$ (51.90)
Basic and diluted from continuing operations	$ (29.54)	0.20		$ (29.74)
Basic and diluted from discontinued operations	(22.16)	—		(22.16)
Weighted-average common shares outstanding - basic and diluted	1,279,746	1,279,746		1,279,746

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. Basis of Presentation

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2023 gives effect to the Herbal Brands, Inc. disposition as if it had occurred on September 30, 2023. The unaudited pro forma statements of operations give effect to the Herbal Brands, Inc. disposition as if it had occurred on January 1, 2022.

The unaudited pro forma condensed consolidated balance sheet is derived from the unaudited historical financial statements of Clever Leaves Holdings, Inc. for the nine months ended September 30, 2023. The unaudited pro forma condensed consolidated statement of operations are derived from the unaudited historical financial statements of September 30, 2023 and December 31, 2022, as adjusted to give effect to the transaction.

The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of what the financial position and results from operations actually would have been had the disposition been completed at the date indicated and includes adjustments which are preliminary and may be revised. Such revisions may result in material changes. The financial position shown herein is not necessarily indicative of what the past financial position of the consolidated companies would have been, nor necessarily indicative of the financial position of the consolidated Company in the future. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the Company’s historical consolidated financial statements and accompanying notes included in its Annual Report on Form 10-K for the year ended December 31, 2022 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2023.

The unaudited pro forma condensed consolidated financial statements reflect management’s best estimates based on currently available information.

2. Unaudited Pro Forma Adjustments

Adjustments included in the "Pro Forma Adjustments" column in the accompanying unaudited pro forma condensed consolidated financial statements are as follows:

(a) This adjustment represents the net proceeds less the principal amount of promissory note, received at the close of the transaction, less the cash and cash equivalents of Herbal Brands, Inc.

(b) These adjustments reflect the elimination of assets and liabilities attributable to the Herbal Brands, Inc.

(c ) This adjustment represents the amounts receivable from sale of production assets at the close of the transaction, less the prepaid and other receivables of Herbal Brands, Inc.

(d)This adjustment represents a senior secured promissory note received at the close of the transaction.

(e) This adjustment represents the gain arising from the sale of Herbal Brands, Inc. This estimated gain has not been reflected in the pro forma consolidated statement of operations as it is considered to be nonrecurring in nature.

(f) This adjustment reflects the elimination of revenues and cost of goods sold of the disposed entity.

(g) This adjustment reflects the elimination of operating, administrative and marketing expenses of the disposed entity.

(h) This adjustment reflects the elimination of research and development expenses of the disposed entity.

(i) This adjustment reflects the elimination of depreciation and amortization expenses of the disposed entity.

(j) This adjustment reflects the elimination of interest and amortization of debt issuance cost expenses of the disposed entity.